Exhibit 99.1

Press Release
For Immediate Release

Guaranty Bancshares, Inc. Reports
Fourth Quarter and Year-End 2018 Financial Results

ADDISON, Texas, January 22, 2019 /GlobeNewswire/ -- Guaranty Bancshares, Inc. (NASDAQ: GNTY), the holding company for Guaranty Bank & Trust, N.A., today reported financial results for the fiscal quarter and year ended December 31, 2018. The company's net income available to common shareholders was $6.5 million, or $0.55 per basic share, for the quarter ended December 31, 2018, compared to $5.1 million, or $0.43 per basic share, for the quarter ended September 30, 2018 and $2.8 million, or $0.25 per basic share, for the quarter ended December 31, 2017. The earnings per basic share during the fourth quarter of 2018, compared to the same period in 2017, were impacted by the issuance of 899,816 shares of common stock in connection with the completion of the Westbound Bank ("Westbound") acquisition on June 1, 2018, by our repurchase of 143,276 shares of common stock in the second half of 2018 and by a $1.7 million one-time, non-cash charge to income tax provision in the fourth quarter of 2017 due to the enactment of the Tax Cuts and Jobs Act on December 22, 2017 that changed the company’s federal income tax rate from 35% to 21%. Return on average assets and average equity for the fourth quarter were 1.15% and 10.67%, respectively, compared to 0.91% and 8.39%, respectively for the third quarter of 2018 and 0.58% and 5.36%, respectively, for the same period during 2017.

The company's growth in net earnings in the fourth quarter of 2018, as compared to the fourth quarter of 2017, was primarily attributable to an increase in net interest income, before the provision for loan losses, of $3.4 million, a gain on the sale of our Atlanta, Texas bank location of $830,000 and a decrease in the income tax provision of $2.1 million. These items were partially offset by an increase in noninterest expense of $2.3 million, of which $1.5 million related to higher employee compensation and benefits expense during the quarter and a loss on the sale of a former bank building in Longview, Texas of $229,000. The increase in employee compensation and benefits resulted from an increase of 57 full-time equivalent employees, from 397 as of December 31, 2017 to 454 as of December 31, 2018, of which 28 new employees were related to the Westbound acquisition, 11 were from our two de novo locations in Austin and Fort Worth, Texas that were opened in the fourth quarter of 2017, and other employees that were added to support operational growth and our SBA department.

Net interest income for the fourth quarter of 2018 and 2017 was $18.9 million and $15.5 million, respectively, an increase of $3.4 million, or 21.7%. Net interest margin for the fourth quarter of 2018 and 2017 was 3.58% and 3.39% respectively. Net interest income and net interest margin, on a taxable equivalent basis, were $18.9 million and 3.62%, respectively, for the fourth quarter of 2018.

The provision for loan losses was $500,000 in the fourth quarter of 2018, compared to $500,000 in the third quarter of 2018 and $600,000 in the fourth quarter of 2017. The provision for loan losses is primarily reflective of organic growth during the respective periods. Nonperforming assets as a percentage of total loans have improved and were 0.46% at December 31, 2018, compared to 0.69% at September 30, 2018, and 0.64% at December 31, 2017.

Noninterest income increased $624,000, or 17.6%, in the fourth quarter of 2018 to $4.2 million, compared to $3.5 million for the quarter ended September 30, 2018. Merchant and debit card income increased 7.3% to $1.0 million, compared to $937,000 in the prior quarter due to continued growth in net new accounts and debit card usage. Other noninterest income increased $765,000, or 227.7% from the prior quarter to $1.1 million, which included the net gain of $601,000 on the sales of our Atlanta, Texas bank location and former Longview, Texas bank location in the fourth quarter. These items were partially offset by decreases in the net realized gain on sale of loans of $200,000, or 31.4%. Noninterest income increased $394,000, or 10.4%, in the fourth quarter of 2018, compared to $3.8 million for the quarter ended December 31, 2017. Merchant and debit card income increased $187,000, or 22.9%, compared to the same quarter last year due to continued growth in net new accounts and debit card usage. Other noninterest income increased $383,000, or 53.3% from the same quarter in 2017. These increases were partially offset by decreases in gain on sale of mortgage loans of $54,000, or 11.0%, from $491,000 in the fourth quarter of 2017 to $437,000 for the fourth quarter of 2018.

Noninterest expense decreased 3.2% in the fourth quarter of 2018 to $14.5 million, compared to $15.0 million for the quarter ended September 30, 2018. The decrease results primarily from a $417,000, or 44.0%, decline in legal and professional fees in the third quarter, which were mainly associated with the Westbound acquisition. These decreases were partially offset by a $243,000, or 3.0%, increase in employee compensation and benefits expense, from $8.2 million in the third quarter to $8.4 million in the fourth quarter of 2018. Noninterest expense increased $2.3 million, or 18.6%, in the fourth quarter of 2018, compared to the fourth quarter of 2017. The increase in noninterest expense in the fourth quarter of 2018 was primarily driven by a $1.5 million increase in employee compensation and benefit expenses when compared to the same quarter a year ago, and a $474,000 increase in occupancy expenses. The increase in salary and occupancy expenses were significantly impacted as a result of the Westbound acquisition and by our two de novo locations in Austin and Fort Worth, Texas. The company's efficiency ratio in the fourth quarter of 2018 was 63.16%, compared to 64.13% in the same quarter last year.

Consolidated assets for the company totaled $2.27 billion at December 31, 2018, compared to $2.24 billion at September 30, 2018, and $1.96 billion at December 31, 2017. Gross loans increased 0.46%, or $7.7 million, to $1.66 billion at December 31, 2018, compared to loans of $1.65 billion at September 30, 2018. Gross loans increased 22.1%, or $300.0 million, from $1.36 billion at December 31, 2017. Excluding the $154.7 million of loans acquired from Westbound, and the $10.2 million in loans sold with the Atlanta bank location, organic loan growth from December 31, 2017 to December 31, 2018 was $155.5 million, or 11.4%. Deposits increased by 1.86%, or $34.1 million, to $1.87 billion at December 31, 2018, compared to $1.84 billion at September 30, 2018. Total deposits increased 11.6%, or $195.2 million, from $1.68 billion at December 31, 2017. Excluding the $181.4 million of deposits acquired from Westbound, and the $32.4 million in deposits sold with the Atlanta bank location, organic deposit growth from December 31, 2017 to December 31, 2018 was $46.2 million, or 2.7%. Shareholders' equity totaled $244.6 million as of December 31, 2018, compared to $242.0 million at September 30, 2018 and $207.3 million at December 31, 2017. The increases from the previous quarter and from December 31, 2017 were primarily the result of operating earnings and the issuance of common stock related to the Westbound acquisition on June 1, 2018.

The company's Chairman and Chief Executive Officer, Ty Abston, said, "We are pleased with a solid year of earnings and asset growth as we executed well on our Company’s strategic objectives.  Our plans for the coming year are to continue this positive trend and momentum as we further build our franchise in the four regions of the state that we’ve established.  We look forward to the 2019 opportunities and growth prospects that lie ahead."

Guaranty Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(In thousands, except share and per share data)
	As of
	2018				2017
	December 31	September 30	June 30	March 31	December 31
ASSETS
Cash and due from banks	$44,471	$38,483	$37,944	$33,021	$40,482
Federal funds sold	20,275	10,700	56,850	43,875	26,175
Interest-bearing deposits	6,764	4,868	4,186	9,715	24,771
Total cash and cash equivalents	71,510	54,051	98,980	86,611	91,428
Securities available for sale	232,975	232,378	243,490	235,075	232,372
Securities held to maturity	163,164	164,839	167,239	170,408	174,684
Loans held for sale	1,795	826	1,731	1,477	1,896
Loans, net	1,645,444	1,638,149	1,580,441	1,388,913	1,347,779
Accrued interest receivable	9,292	7,760	8,667	6,719	8,174
Premises and equipment, net	52,227	52,660	53,396	45,095	43,818
Other real estate owned	751	1,783	1,926	2,076	2,244
Cash surrender value of life insurance	26,301	25,747	25,590	19,468	19,117
Deferred tax asset	3,409	3,237	2,902	3,354	2,543
Core deposit intangible, net	4,706	4,919	5,133	2,578	2,724
Goodwill	32,160	32,160	32,019	18,742	18,742
Other assets	23,236	24,071	23,126	17,369	17,103
Total assets	$2,266,970	$2,242,580	$2,244,640	$1,997,885	$1,962,624

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$489,789	$479,405	$464,236	$421,255	$410,009
Interest-bearing deposits	1,381,691	1,357,934	1,384,189	1,270,327	1,266,311
Total deposits	1,871,480	1,837,339	1,848,425	1,691,582	1,676,320
Securities sold under agreements to repurchase	12,228	11,107	12,588	12,395	12,879
Accrued interest and other liabilities	10,733	10,187	9,515	7,575	7,117
Federal Home Loan Bank advances	115,136	129,140	120,644	65,149	45,153
Subordinated debentures	12,810	12,810	13,810	13,810	13,810
Total liabilities	2,022,387	2,000,583	2,004,982	1,790,511	1,755,279

Total shareholders' equity	244,583	241,997	239,658	207,374	207,345
Total liabilities and shareholders' equity	$2,266,970	$2,242,580	$2,244,640	$1,997,885	$1,962,624

	Quarter Ended
	2018				2017
	December 31	September 30	June 30	March 31	December 31
INCOME STATEMENTS
Interest income	$24,719	$23,675	$21,026	$19,038	$18,689
Interest expense	5,863	5,446	4,567	3,666	3,201
Net interest income	18,856	18,229	16,459	15,372	15,488
Provision for loan losses	500	500	650	600	600
Net interest income after provision for loan losses	18,356	17,729	15,809	14,772	14,888
Noninterest income	4,173	3,549	3,916	3,665	3,779
Noninterest expense	14,544	15,027	14,069	13,134	12,265
Income before income taxes	7,985	6,251	5,656	5,303	6,402
Income tax provision	1,473	1,160	1,022	944	3,594
Net earnings	$6,512	$5,091	$4,634	$4,359	$2,808

PER COMMON SHARE DATA
Earnings per common share, basic	$0.55	$0.43	$0.41	$0.39	$0.25
Earnings per common share, diluted	0.55	0.42	0.41	0.39	0.25
Cash dividends per common share	0.17	0.15	0.14	0.14	0.14
Book value per common share - end of quarter	20.68	20.23	20.04	18.75	18.75
Tangible book value per common share - end of quarter(1)	17.56	17.13	16.81	16.82	16.81
Common shares outstanding - end of quarter	11,829,868	11,964,472	11,960,772	11,058,956	11,058,956
Weighted-average common shares outstanding, basic	11,888,817	11,962,654	11,327,363	11,058,956	11,058,956
Weighted-average common shares outstanding, diluted	11,951,271	12,033,434	11,440,103	11,177,579	11,162,329

PERFORMANCE RATIOS
Return on average assets (annualized)	1.15%	0.91%	0.90%	0.89%	0.58%
Return on average equity (annualized)	10.67	8.39	8.58	8.35	5.36
Net interest margin (annualized)	3.58	3.50	3.44	3.41	3.39
Efficiency ratio(2)	63.16	69.00	68.88	68.99	64.13

	Twelve months ended
	December 31,
	2018	2017
INCOME STATEMENTS
Interest income	$88,458	$71,782
Interest expense	19,542	12,152
Net interest income	68,916	59,630
Provision for loan losses	2,250	2,850
Net interest income after provision for loan losses	66,666	56,780
Noninterest income	15,303	14,279
Noninterest expense	56,774	48,382
Income before income taxes	25,195	22,677
Income tax provision	4,599	8,238
Net earnings	$20,596	$14,439

PER COMMON SHARE DATA
Earnings per common share, basic	$1.78	$1.41
Earnings per common share, diluted	1.77	1.40
Cash dividends per common share	0.60	0.53
Book value per common share - end of quarter	20.68	18.75
Common shares outstanding - end of quarter	11,829,868	11,058,956
Weighted-average common shares outstanding, basic	11,562,826	10,230,840
Weighted-average common shares outstanding, diluted	11,653,766	10,313,369

PERFORMANCE RATIOS
Return on average assets	0.97%	0.76%
Return on average equity	9.03	7.78
Net interest margin	3.49	3.38
Efficiency ratio(2)	67.37	65.61
(1) See Reconciliation of non-GAAP Financial Measures table.
(2) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses.
Taxes are not part of this calculation.

Guaranty Bancshares, Inc.
Selected Financial Data (Unaudited)
(In thousands)
	As of
	2018				2017
	December 31	September 30	June 30	March 31	December 31
LOAN PORTFOLIO COMPOSITION
Commercial and industrial	$261,779	$248,758	$234,396	$206,308	$197,508
Real estate:
Construction and development	237,503	229,307	211,745	193,909	196,774
Commercial real estate	582,519	599,153	570,448	450,076	418,137
Farmland	67,845	65,209	68,272	63,971	59,023
1-4 family residential	393,067	392,456	392,940	377,278	374,371
Multi-family residential	38,386	38,523	39,023	37,992	36,574
Consumer	54,777	53,947	52,949	48,982	51,267
Agricultural	23,277	24,184	23,362	22,545	25,596
Overdrafts	382	326	339	273	294
Total loans(1)(2)	$1,659,535	$1,651,863	$1,593,474	$1,401,334	$1,359,544

	Quarter Ended
	2018				2017
	December 31	September 30	June 30	March 31	December 31
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$14,441	$13,890	$13,375	$12,859	$12,528
Loans charged-off	(507)	(94)	(201)	(116)	(979)
Recoveries	217	145	66	32	710
Provision for loan losses	500	500	650	600	600
Balance at end of period	$14,651	$14,441	$13,890	$13,375	$12,859

Allowance for loan losses / period-end loans	0.88%	0.87%	0.87%	0.95%	0.95%
Allowance for loan losses / nonperforming loans	248.7	166.8	162.3	282.4	321.2
Net charge-offs / average loans (annualized)	0.07	(0.01)	0.04	0.02	0.08

NON-PERFORMING ASSETS
Non-accrual loans (3)	$5,891	$8,657	$8,557	$4,737	$4,004
Other real estate owned	751	1,783	1,926	2,076	2,244
Repossessed assets owned	971	986	1,624	2,107	2,466
Total non-performing assets	$7,613	$11,426	$12,107	$8,920	$8,714

Non-performing assets as a percentage of:
Total loans(1)(3)	0.46%	0.69%	0.76%	0.64%	0.64%
Total assets	0.34	0.51	0.54	0.45	0.44

Restructured loans-nonaccrual	$335	$—	$—	$—	$—
Restructured loans-accruing	861	727	737	746	657

	Quarter Ended
	2018				2017
	December 31	September 30	June 30	March 31	December 31
NONINTEREST INCOME
Service charges	$939	$921	$852	$888	$945
Net realized gain on securities transactions	—	1	(51)	—	142
Net realized gain on sale of loans	437	637	678	556	491
Fiduciary income	408	402	379	398	408
Bank-owned life insurance income	152	157	135	126	114
Merchant and debit card fees	1,005	937	871	829	818
Loan processing fee income	131	158	155	145	143
Other noninterest income	1,101	336	897	723	718
Total noninterest income	$4,173	$3,549	$3,916	$3,665	$3,779

NONINTEREST EXPENSE
Employee compensation and benefits	$8,399	$8,156	$7,789	$7,778	$6,922
Occupancy expenses	2,322	2,217	2,006	1,853	1,848
Legal and professional fees	531	948	1,033	568	589
Software and technology	653	636	657	556	556
Amortization	347	349	275	257	252
Director and committee fees	227	255	268	279	304
Advertising and promotions	416	335	380	279	314
ATM and debit card expense	270	289	259	309	133
Telecommunication expense	173	170	154	152	114
FDIC insurance assessment fees	146	164	159	156	144
Other noninterest expense	1,060	1,508	1,089	947	1,089
Total noninterest expense	$14,544	$15,027	$14,069	$13,134	$12,265
(1) Excludes outstanding balances of loans held for sale of $1.8 million, $826,000, $1.7 million, $1.5 million, and $1.9 million as of December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018 and December 31, 2017, respectively.
(2) Excludes deferred loan fees of $560,000, $727,000, $857,000, $1.0 million, and $1.1 million as of December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018 and December 31, 2017, respectively.
(3) Restructured loans-nonaccrual are included in nonaccrual loans which are a component of nonperforming loans.

Guaranty Bancshares, Inc.
Selected Financial Data (Unaudited)
(In thousands)
	For the Three Months Ended December 31,
	2018			2017
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earnings assets:
Total loans(1)	$1,645,952	$21,793	5.25%	$1,324,401	$15,899	4.76%
Securities available for sale	234,367	1,527	2.58	241,458	1,403	2.31
Securities held to maturity	164,084	1,035	2.50	177,447	1,069	2.39
Nonmarketable equity securities	11,994	132	4.37	7,495	86	4.55
Interest-bearing deposits in other banks	35,770	232	2.57	63,997	232	1.44
Total interest-earning assets	2,092,167	24,719	4.69	1,814,798	18,689	4.09
Allowance for loan losses	(14,525)			(12,743)
Noninterest-earnings assets	185,179			145,069
Total assets	$2,262,821			$1,947,124
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,379,641	$4,993	1.44%	$1,233,932	$2,843	0.91%
Advances from FHLB and fed funds purchased	112,551	684	2.41	59,938	178	1.18
Subordinated debentures	12,821	171	5.29	13,810	165	4.74
Securities sold under agreements to repurchase	14,002	15	0.43	14,402	15	0.41
Total interest-bearing liabilities	1,519,015	5,863	1.53	1,322,082	3,201	0.96
Noninterest-bearing liabilities:
Noninterest-bearing deposits	487,180			408,959
Accrued interest and other liabilities	12,534			6,638
Total noninterest-bearing liabilities	499,714			415,597
Shareholders’ equity	244,092			209,445
Total liabilities and shareholders’ equity	$2,262,821			$1,947,124
Net interest rate spread(2)			3.16%			3.13%
Net interest income		$18,856			$15,488
Net interest margin(3)			3.58%			3.39%
(1) Includes average outstanding balances of loans held for sale of $1.2 million and $1.6 million for the three months ended December 31, 2018 and 2017, respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

	For the Twelve Months Ended December 31,
	2018			2017
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earnings assets:
Total loans(1)	$1,524,792	$77,170	5.06%	$1,283,253	$61,014	4.75%
Securities available for sale	236,799	5,927	2.50	223,095	5,081	2.28
Securities held to maturity	167,919	4,160	2.48	182,549	4,409	2.42
Nonmarketable equity securities	9,625	432	4.49	7,134	465	6.52
Interest-bearing deposits in other banks	35,521	769	2.16	70,692	813	1.15
Total interest-earning assets	1,974,656	88,458	4.48	1,766,723	71,782	4.06
Allowance for loan losses	(13,825)			(12,217)
Noninterest-earnings assets	167,734			144,971
Total assets	$2,128,565			$1,899,477
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,324,744	$16,941	1.28%	$1,241,115	$10,604	0.85%
Advances from FHLB and fed funds purchased	94,338	1,865	1.98	46,268	472	1.02
Other debt	—	—	—	6,711	301	4.49
Subordinated debentures	13,309	687	5.16	15,902	724	4.55
Securities sold under agreements to repurchase	12,796	49	0.38	13,306	51	0.38
Total interest-bearing liabilities	1,445,187	19,542	1.35	1,323,302	12,152	0.92
Noninterest-bearing liabilities:
Noninterest-bearing deposits	446,560			384,049
Accrued interest and other liabilities	8,754			6,648
Total noninterest-bearing liabilities	455,314			390,697
Shareholders’ equity	228,064			185,478
Total liabilities and shareholders’ equity	$2,128,565			$1,899,477
Net interest rate spread(2)			3.13%			3.14%
Net interest income		$68,916			$59,630
Net interest margin(3)			3.49%			3.38%
(1) Includes an average outstanding balance of loans held for sale of $1.7 million for the years ended December 2018 and 2017.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

Guaranty Bancshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In thousands, except share and per share data)
	As of
	2018				2017
	December 31	September 30	June 30	March 31	December 31
Total shareholders’ equity	$244,583	$241,997	$239,658	$207,374	$207,345
Adjustments:
Goodwill	(32,160)	(32,160)	(32,019)	(18,742)	(18,742)
Core deposit intangible	(4,706)	(4,919)	(5,133)	(2,578)	(2,724)
Total tangible common equity	$207,717	$204,918	$202,506	$186,054	$185,879
Common shares outstanding - end of quarter(1)	11,829,868	11,964,472	11,960,772	11,058,956	11,058,956
Book value per common share	$20.68	$20.23	$20.04	$18.75	$18.75
Tangible book value per common share	17.56	17.13	16.93	16.82	16.81
(1) Excludes the dilutive effect, if any, of shares of common stock issuable upon exercise of outstanding stock options.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible book value per share” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About Guaranty Bancshares, Inc.

Guaranty Bancshares, Inc. is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A. As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management products and services. Guaranty Bank & Trust has 30 banking locations across 23 Texas communities located within the East Texas, Dallas/Fort Worth, Greater Houston and Central Texas regions of the state. Visit www.gnty.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission ("SEC"), and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; the composition of our loan portfolio, including deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to execute our business plan; acquisitions and integrations of acquired businesses; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; and the amount of nonperforming and classified assets we hold. We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Cappy Payne Senior Executive Vice President and Chief Financial Officer (888) 572-9881 investors@gnty.com

Source: Guaranty Bancshares, Inc.